SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                         SHARES PURCHASED        AVERAGE
              DATE            SOLD(-)             PRICE(2)

COMMON STOCK-HI-SHEAR INDUSTRIES

          GAMCO INVESTORS, INC.

            4/04/97            5,000-            2.4000
            4/03/97            5,000-            2.3750
            4/03/97              800-             *DO
            4/01/97           50,000-             *DO
            3/27/97            1,000-            2.4375






















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL
OWNERSHIP.




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